                                                                    EXHIBIT 10.2


                             SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT, made and entered into as of this 30th day of September, 1993, by and between THE UNIROYAL GOODRICH TIRE COMPANY, a Delaware corporation, with offices at One Parkway South, Greenville, South Carolina 29615, hereinafter referred to as "SUBLESSOR", and SAM BLOUNT COMPANY, INC., a Delaware corporation with offices at 1401 Meadowcraft Road, Birmingham, Alabama 35215, hereinafter referred to as "SUBTENANT."

                                 WITNESSETH:

     WHEREAS, SUBLESSOR is now leasing the premises hereinafter described, from The Industrial Development Board of the City of Birmingham, Alabama, a public corporation of the State of Alabama, hereinafter referred to as "BASE LANDLORD", under a LEASE AGREEMENT as amended, dated January 1, 1972, a true and correct copy of which (omitting certain exhibits) is attached hereto as EXHIBIT B, and incorporated herein by reference as fully as if its terms and provisions were herewith set forth in full, said LEASE AGREEMENT being hereinafter referred to as the "LEASE AGREEMENT"; and

     WHEREAS, SUBTENANT is desirous of subleasing all of said premises (approximately 340,000 square feet) from SUBLESSOR.

     NOW, THEREFORE, IT IS MUTUALLY AGREED by and between the parties hereto that SUBLESSOR does hereby sublet and sublease to SUBTENANT, and SUBTENANT does hereby take and hire from SUBLESSOR the premises described in EXHIBIT A attached hereto and made a part of this Agreement, more commonly known as Outlet No. 7002, 3400 Pinson Valley Parkway, in the City of Birmingham, County of Jefferson and State of Alabama, for the following terms:

     Phase 1 - for a term beginning October 1, 1993 and ending September 30, 1997, or on such earlier date as may be determined in the manner hereinafter provided at a rental specified hereinbelow:

     Phase 2 - for a term beginning December 1, 1993 and ending September 30, 1997, or on such earlier date as may be determined in the manner hereinafter provided at a rental specified hereinbelow; and

     Phase 3 - for a term beginning January 1, 1994 and ending September 30, 1997, or on such earlier date as may be determined in the manner hereinafter provided at a rental specified hereinbelow for Phase 3.

     The rentals and square footage for Phase 1, Phase 2, and Phase 3 are more fully described in EXHIBIT C attached hereto and made a part of this Agreement. Phase 1, Phase 2, and Phase 3 are hereinafter collectively referred to as the "Premises".

     If SUBLESSOR shall be unable for any reason whatsoever to deliver possession of the


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Premises, or any portion thereof, on the commencement date of the term applicable thereto, then and in that event this SUBLEASE shall be null and void and of no effect and the parties hereto shall thereupon be under no further obligation or liability to each other by reason thereof.

     IT IS MUTUALLY AGREED by and between the parties hereto that said subletting is and shall be on the following mutual covenants, agreements and conditions:

1.   RENTAL:

     The SUBTENANT shall pay to the SUBLESSOR as fixed annual rental for the Premises during the applicable term thereof the rents set forth on EXHIBIT C (the "Rents"). The Rents shall be payable in equal monthly payments in advance of the first day of each and every month during the term hereof with the first rental payment being due on October 1, 1993. Unless otherwise notified in writing by SUBLESSOR, rental checks are to be mailed to: THE UNIROYAL GOODRICH TIRE COMPANY, Post Office Box 198396, Atlanta, GA 30384-8396.

     Any rent not received by SUBLESSOR by the tenth day of the month in which it is due shall be considered delinquent and shall bear interest at the annual prime rate (as set forth in the listing of "Money Rates" appearing in The Wall Street Journal on the due date) plus 2% or at the maximum legal rate, whichever is less.

2.   SECURITY DEPOSIT:

     No security deposit is required.

3.   REAL ESTATE TAXES:

     SUBTENANT shall pay or cause to be paid its pro rated share of all real estate taxes, assessments, and other governmental charges levied or assessed on the Premises during the term of this SUBLEASE as may be required under the LEASE AGREEMENT when due, before any interest or other penalty accrues.

4. SUBTENANT expressly assumes and shall be bound by all of the terms, conditions, covenants and agreements of this SUBLEASE and the LEASE AGREEMENT as incorporated herein by reference, and will perform fully all duties, obligations and responsibilities assumed by or imposed upon by the SUBLESSOR herein as TENANT under the LEASE AGREEMENT except that in the event of a variation between the fixed annual rent specified in Paragraph 1 hereof and the fixed annual rent specified in the LEASE AGREEMENT, SUBTENANT will be obligated to pay the fixed annual rent specified in Paragraph 1 of this SUBLEASE and not the fixed annual rent specified in the LEASE AGREEMENT during the terms hereof.


5.   USE, ASSIGNMENT AND SUBLETTING:


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     SUBTENANT may use and occupy the Premises for warehouse purposes only and not for manufacturing or any other use. SUBTENANT may not assign, sublet or underlet all or any portion of the Premises without prior written consent of SUBLESSOR, which consent will not be unreasonably withheld, but SUBTENANT shall not be released from any of SUBTENANT'S obligations hereunder by reason of any such assignment or subletting. SUBLESSOR shall have the right, in addition to its rights to grant or withhold consent to any assignment or subletting, to terminate this SUBLEASE within thirty
     (30) days after receipt of a request from SUBTENANT for consent to any assignment or subletting by SUBTENANT herein. SUBLESSOR shall also have the right to assign this SUBLEASE to any of its affiliates.

6.   INSURANCE:

     SUBTENANT shall keep the Premises insured consistent with the provisions of the LEASE AGREEMENT. SUBLESSOR, as TENANT under the BASE LEASE, shall not be liable to BASE LANDLORD for the cost of such insurance.

     Notwithstanding the foregoing, SUBTENANT will reimburse SUBLESSOR for the cost of any insurance paid by SUBLESSOR, as TENANT under the BASE LEASE, as a result of any default on the part of the SUBTENANT hereunder. In this event, SUBTENANT will reimburse SUBLESSOR, as additional rent, for the cost of such coverage paid by SUBLESSOR or reimbursed to others, as follows:

     On the same day of each month during the term of this SUBLEASE that the fixed rent is payable pursuant to Paragraph 1 hereof, SUBTENANT shall pay to SUBLESSOR a sum equal to the cost of such insurance coverage.

     All premiums for all of the foregoing shall be paid promptly by SUBTENANT when due. SUBTENANT will furnish to SUBLESSOR certificates of the insurance required to be taken out hereunder and under the LEASE AGREEMENT which shall provide that the policies shall not be modified or cancelled except upon thirty (30) days' written notice to THE UNIROYAL GOODRICH TIRE COMPANY. The certificates shall be addressed to the attention of the Risk Management Department. In the event of default in payment of the premiums upon such policies, the SUBLESSOR may pay the premiums and charge the cost thereof to SUBTENANT as hereinabove provided.

7.   INDEMNIFICATION:

     During the term of this SUBLEASE, SUBLESSOR and BASE LESSOR shall not be liable to SUBTENANT or SUBTENANT's employees, patrons or visitors for any damage to person or property caused by or resulting from the use of occupancy of the Premises or the condition thereof whether or not resulting in whole or in part from any action of SUBLESSOR, its agents, servants or employees, and SUBTENANT agrees to hold SUBLESSOR harmless from all claims for any such damage. During the term of


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    this SUBLEASE, SUBTENANT shall indemnify BASE LANDLORD and SUBLESSOR harmless against, any loss or damage to property or any injury to or death of any person occurring on or about or resulting from any defect in the Premises.

    SUBTENANT agrees that it shall be solely responsible to any party, including but not limited to SUBLESSOR, BASE LANDLORD, claimants and governmental authorities, for any and all claims, obligations and liabilities caused by or arising out of or in connection with environmental problems that were caused by or related to SUBTENANT's operations during the term of this SUBLEASE, and further that SUBTENANT will cure and abate all such environmental problems at SUBTENANT's cost and on a timely basis. SUBTENANT shall indemnify, defend and hold harmless SUBLESSOR and BASE LANDLORD from any such claims, obligations and liabilities.

8.  DEFAULT:

    If SUBTENANT fails to perform any of its obligations under this SUBLEASE, the SUBLESSOR shall have all rights and remedies provided by law and by the provisions of the LEASE AGREEMENT and this SUBLEASE, cumulatively and in the alternative. In addition to, and not in limitation or restriction upon any rights and remedies granted to SUBLESSOR by law or by any of the other provisions of this SUBLEASE, this SUBLEASE may be forfeited at SUBLESSOR's discretion if any default by SUBTENANT continues for a period of thirty (30) days after SUBLESSOR shall notify SUBTENANT of such default.

    In such event SUBLESSOR may immediately, or at any time thereafter, re-enter the Premises and remove all persons and all or any property therefrom, by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy the Premises together with all additions, alterations and improvements and such re-entry or repossession shall not relieve SUBTENANT from liability hereunder. In any such case SUBLESSOR may either relet the Premises or any part or parts thereof for its own account, or as the agent of the SUBTENANT, and receive the rents therefor, applying the same first to the payment of such expenses as SUBLESSOR may have incurred, and then to the fulfillment of the covenants of SUBTENANT herein, and the balance, if any, at the expiration of the term first above provided for, shall be paid to SUBTENANT. SUBLESSOR may rent the Premises for a term extending beyond the term hereby granted without releasing SUBTENANT from any liability on this SUBLEASE. In the event that the term of this SUBLEASE shall be forfeited as above provided, or terminated by legal action, or otherwise, and if SUBLESSOR shall not relet the Premises for SUBLESSOR's own account, then whether or not the Premises be relet SUBTENANT shall remain liable for, and SUBTENANT hereby agrees to pay to the SUBLESSOR, until the time when this SUBLEASE should have expired but for such termination or forfeiture, the equivalent of the amount of all of the rent and the "additional rent" reserved herein, less the avails of reletting, if any, and the same shall be due and payable by SUBTENANT to

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    SUBLESSOR on the several rent days above specified, that is, upon each of such rent days SUBTENANT shall pay to SUBLESSOR the amount of deficiency then existing. SUBTENANT hereby expressly waives any and all right of redemption in case the SUBTENANT shall be dispossessed by judgment or writ or rule of any court or judge, and SUBTENANT waives and will waive all right to trial by jury in any legal action hereafter instituted by SUBLESSOR against SUBTENANT in respect to the Premises of this SUBLEASE. The filing of a petition in bankruptcy or under any Federal law for the relief of debtors by or against SUBTENANT or any assignment by SUBTENANT for the benefit of creditors shall constitute a default by SUBTENANT under this SUBLEASE.

    SUBLESSOR shall have the right at any time to apply any sum received from SUBTENANT against any obligation then due from SUBTENANT to SUBLESSOR, whether or not such obligation arises under the provisions of this SUBLEASE or otherwise, and SUBLESSOR shall have the right to declare this SUBLEASE in default if SUBTENANT fails to meet any of its obligations to SUBLESSOR, however arising, promptly when the same becomes due.

    SUBLESSOR herein shall not be liable to SUBTENANT for the performance of obligations imposed on the BASE LANDLORD under the LEASE AGREEMENT, but SUBTENANT herein shall have the right to enforce, at its own expense, but in the name of the SUBLESSOR any and all obligations imposed on the BASE LANDLORD under the LEASE AGREEMENT.

9.  OPTION TO RENEW, EXTEND, OR TERMINATE:

    SUBTENANT shall not have the right under this SUBLEASE to exercise, or call upon SUBLESSOR to exercise, any right or option which SUBLESSOR may have to renew, extend, or terminate the term of the LEASE AGREEMENT.

10. OPTION TO TERMINATE EARLY:

    Either party to this SUBLEASE shall have the option to terminate this SUBLEASE prior to its stated expiration date by giving written notice to the other party at least ninety (90) days prior to the effective date of such termination, provided that the effective date of such early termination may not occur prior to July 31, 1995.

    Notwithstanding the foregoing, SUBLESSOR'S right to terminate this SUBLEASE is subject to the right of first refusal hereby granted to SUBTENANT to continue to sublease the Premises or purchase the SUBLESSOR'S leasehold interest therein, as the case may be, pursuant to the same terms and conditions as are stated in a signed letter of intent to SUBLESSOR from a prospective subtenant or prospective purchaser, as the case may be. In order to exercise the right of first refusal granted herein, SUBTENANT shall deliver to SUBLESSOR a written notice specifying its unambiguous and irrevocable

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    election to exercise such right. Such notice shall be delivered to
    SUBLESSOR not more than fourteen days following its receipt from SUBLESSOR of the letter of intent.

11. NOTICES:

    Notices of every kind and nature to be given pursuant to this SUBLEASE shall be addressed as follows:

        If to SUBTENANT:

                SAM BLOUNT COMPANY
                Post Office Box 1357
                Birmingham, AL 35201
                Attn: Mr. Larry York

        If to SUBLESSOR:

                THE UNIROYAL GOODRICH TIRE COMPANY
                600 South Main Street
                Akron, Ohio 44397-0001
                ATTN: Director of Real Estate

    Any notices shall be deemed duly given if and when enclosed in a properly sealed envelope and deposited postage prepaid, registered or certified mail, return receipt requested, addressed as aforesaid in any United States Post Office or any depositor thereof.

12. SUBORDINATION:

    This SUBLEASE is subject and subordinate to the LEASE AGREEMENT and to any mortgage which may now or hereafter be placed on the Premises to the same extent that the rights of THE UNIROYAL GOODRICH TIRE COMPANY under the LEASE AGREEMENT are subject to such mortgages. This SUBLEASE shall also be subject to termination of the term of the LEASE AGREEMENT by the BASE LANDLORD therein or any successor, or by mutual agreement between the SUBLESSOR herein and said BASE LANDLORD in the LEASE AGREEMENT following total or partial condemnation or damage or destruction of the Premises by fire or other casualty or following termination of the term of the LEASE AGREEMENT for any reason whatever and SUBLESSOR herein shall have no obligation to SUBTENANT herein because of any termination for any reason whatever.

13. SEVERABILITY:

    Should any part, term or provision of this contract be held unenforceable by a court of

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    competent jurisdiction, it is agreed that the remaining portions, terms or provisions are operative and survive unaffected.

14. ENTIRE AGREEMENT:

    This SUBLEASE consisting of 45 pages, together with EXHIBIT A consisting of 1 page, EXHIBIT B consisting of 1 page, and EXHIBIT C consisting of 1 page, in the aggregate constitutes the entire SUBLEASE of the parties upon the subject matter hereof, and this SUBLEASE cannot be altered or amended except by a written agreeemnt executed in the same manner as this SUBLEASE.

15. ACKNOWLEDGEMENT:

    SUBTENANT hereby acknowledges that it has been fully advised by SUBLESSOR of the condition of the roof covering the Premises and of SUBLESSOR's efforts to have Crow Birmingham Developers fulfill its repair and replacement obligation with respect to the roof as described in the Maintenance Agreement between the SUBLESSOR and Crow Birmingham Developers. SUBTENANT further acknowledges that it has been provided an opportunity to have its own consultants inspect the condition of the roof.

    IN WITNESS WHEREOF, the parties hereto have caused this SUBLEASE to be executed the day and year first above written.


                                                THE UNIROYAL GOODRICH
                                                TIRE COMPANY (SUBLESSOR)


    /s/ Donna Helnick                           By:/s/ Richard J. Barbieri
    ---------------------------                    ---------------------------
                                                Its: Executive Vice President
                                                     and CFO

    /s/ Diana S. Davis
    ---------------------------
        Witness

                                                SAM BLOUNT COMPANY (SUBTENANT)

    /s/ Jennifer Caldwell                       By: /s/ Larry York
    ---------------------------                     ---------------------------
           Witness                              Its: Vice President-H.R.
                                                    --------------------------

    /s/ Sara Lashley
    ---------------------------
            Witness

ACKNOWLEDGEMENT-SUBLESSOR

STATE OF OHIO       )
                    : SS
COUNTY OF SUMMIT    )

        On this 8th day of October, 1993, before me, the undersigned Notary Public, personally appeared Richard J. Barbieri, who acknowledged himself to be Executive Vice President and CFO of THE UNIROYAL GOODRICH TIRE COMPANY, a Delaware corporation, and that he as such Vice President being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as Vice President:

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                     /s/ Diana S. Davis
                                     --------------------------
                                     NOTARY PUBLIC FOR OHIO
                                     MY COMMISSION EXPIRES: 9-6-95

                                           DIANA S. DAVIS, NOTARY PUBLIC
                                           PROVIDENCE-SUMMIT COUNTY
                                           STATE WIDE JURISDICTION, OHIO
                                           MY COMMISSION EXPIRES SEPT. 6, 1995

ACKNOWLEDGEMENT-SUBTENANT

STATE OF ALABAMA      )
                      : SS
COUNTY OF JEFFERSON   )

        On this 30 day of September, 1993, before me, the undersigned Notary Public, personally appeared Larry York, who acknowledged himself to be the Vice President-HR of Sam Blount Co., Inc., and that he as such Vice President being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as Vice
President.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                     Linda L. Heflin Green
                                     Notary Public for Alabama
                                     My Commission Expires:  9-16-97

                                        NOTARY PUBLIC STATE OF ALABAMA AT LARGE.
                                        MY COMMISSION EXPIRES: SEPT. 16, 1997.
                                        BONDED THRU NOTARY PUBLIC UNDERWRITERS.




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                                  EXHIBIT B

[Exhibit B contains a graphical depiction of the Premises which identifies the location and relative size of each of Phase I, Phase II and Phase III constituting a part of the Premises and the parking lot and access roads servicing the Premises.]

                                  EXHIBIT C


SCHEDULE A:  RENTAL PRIOR TO ROOF REPLACEMENT
---------------------------------------------

                              SQUARE FEET             MONTHLY RENTAL
                              -----------             --------------
Phase I                          120,000                $14,117.65

Phase I and II                   240,000                $28,235.29

Phase I, II, and III             340,000                $40,000.00


SCHEDULE B:  RENTAL SUBSEQUENT TO ROOF REPLACEMENT
--------------------------------------------------

                              SQUARE FEET             MONTHLY RENTAL
                              -----------             --------------
Phases I, II, and III            340,000                $43,350.00



Schedule B rental above shall be effective on the 1st of the month following the completion of the necessary roof replacement and notification in writing to subtenant by sublessor of completion of said roof replacement.